EXHIBIT 10.4

                  ADDENDUM TO AGREEMENT DATED NOVEMBER 14, 1988
                 BETWEEN PRIME BANCORP., INC. (Holding Company),
                PRIME BANK (Bank) and ERWIN T. STRAW (Executive)

     It is mutually agreed as follows:

     1. Effective as of January 29, 1996, Executive shall serve as Chairman of the Board of the Holding Company and the Bank until January 29, 1997.

     2. Executive shall be paid an annual salary of $200,000., shall be eligible to participate in the Bank's 401 k plan, and incentive stock option plans, medical coverage, and other benefits offered to senior employees of the Bank, and Bank shall pay Executive's dues in Manufacturers Country Club and the Union League, and transfer to Executive title to the present automobile provided for his use at the end of the term of his employment.

     3. Executive recognizes that the pending merger with First Sterling Bank will not trigger the provisions of Paragraph 7 of the Agreement of November 14, 1988.

     4. Executive agrees to continue to serve as Chairman of the Board of the Holding Company and the Bank at an annual remuneration of $50,000, if elected by the Board of Directors following future annual shareholders meetings.

     5. Upon completion of this term of employment, Executive expresses his willingness to serve the Bank in such future capacity as may be requested by the President and Chief Executive Officer of the Bank, upon such terms and conditions, for such period and for such compensation as may be agreed upon from time to time by Executive and the said President and Chief Executive Officer of the Bank.

     6. Any provisions or conditions of the said Employment Agreement dated November 14, 1988 inconsistent with the provisions of this agreement are canceled and null and void.

                       PRIME BANCORP, INC.


                       By  \s\ James J. Lynch
                       -------------------------
                           President

                       PRIME BANK

                       By  \s\ James J. Lynch
                       -------------------------
                           President

                           \s\ Erwin T. Straw
                       -------------------------
                       Erwin T. Straw